Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT, dated as of July 1, 2015 (this “Agreement”) is by and among BetterChem Consulting, Inc. (“BetterChem”), a Pennsylvania Corporation, all the stockholders of BetterChem listed on Signature Page to this Agreement (“Mark Scialdone”), and VAPE Holdings, Inc., a Delaware corporation (“VAPE”).

WHEREAS, Mark Scialdone, a citizen of the Commonwealth of Pennsylvania, owns 100% of the issued and outstanding common stock of BetterChem;

WHEREAS, (i) BetterChem and Mark Scialdone believe it is in their best interests to exchange 80% (eighty percent) of the outstanding shares of BetterChem, which comprises 80% of the issued and outstanding common stock of BetterChem (the “BetterChem Shares”), for up to 400,000 shares of voting common stock, $0.00001 par value per share, of VAPE (the “VAPE Common Stock”), as set forth on Schedule 1 hereto (the “VAPE Shares”), and (ii) VAPE believes it is in its best interest and the best interest of its stockholders to acquire the BetterChem Shares in exchange for the VAPE Shares, all upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”); and

WHEREAS, in connection with share exchange it is the intent of BetterChem and Scialdone to transfer all property rights of any kind held by them whatsoever in the BetterChem Shares, except those rights if any that are expressly described and excluded in Schedule 2 hereto and to further effect that transfer Mark Scialdone and VAPE have entered into the Intellectual Property Rights Transfer Agreement that is appended and appears at Schedule 3 hereto; and

WHEREAS, it is the intention of the parties that: (i) the Share Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”); and

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF BETTERCHEM SHARES FOR VAPE SHARES

Section 1.1  Agreement to Exchange BetterChem Shares for VAPE Shares. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the BetterChem Shareholder(s) shall assign, transfer, convey and deliver the BetterChem Shares to VAPE.  In consideration and exchange for the BetterChem Shares, VAPE shall issue, transfer, convey and deliver the VAPE Shares to the BetterChem Shareholder(s) subject to the “Share Exchange” provisions set forth on Schedule 1 hereto.

Section 1.2  Closing and Actions at Closing. The closing of the Share Exchange (the “Closing”) shall take place remotely via the exchange of documents and signatures at 10:00 a.m. Pacific Time on July 1, 2015, or at such other time and date as the parties hereto shall agree in writing (the “Closing Date”).

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF VAPE

VAPE represents, warrants and agrees that all of the statements in the following subsections of this Article II are true and complete as of the date hereof.

Section 2.1  Corporate Organization. VAPE is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of VAPE. “Material Adverse Effect” means, when used with respect to VAPE, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of VAPE, or materially impair the ability of VAPE to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, or (ii) changes in the United States securities markets generally.

Section 2.2  Capitalization of VAPE.

A.  The authorized capital stock of VAPE consists of one billion one hundred million (1,100,000,000) shares, 1,000,000,000 shares authorized as Common Stock, par value $0.00001, and 100,000,000 shares authorized as Preferred Stock, par value $0.00001, of which, as of the last SEC filing made by Company, 11,383,505 shares of common stock are issued and outstanding, and 500,000 shares of preferred stock are issued and outstanding immediately prior to this Share Exchange.

B.  All of the issued and outstanding shares of Common Stock of VAPE immediately prior to this Share Exchange are, and all shares of Common Stock of VAPE when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws. The issuance of all of the shares of VAPE described in this Section 2.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of VAPE has any right to rescind or bring any other claim against VAPE for failure to comply with the Securities Act, or state securities laws.

Section 2.3 Authorization, Validity and Enforceability of Agreements. VAPE has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by VAPE and the consummation by VAPE of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of VAPE, and no other corporate proceedings on the part of VAPE are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the valid and legally binding obligation of VAPE and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally. VAPE does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for it to consummate the transactions contemplated by this Agreement, other than filings that may be required or permitted under states securities laws, the Securities Act and/or the Exchange Act resulting from the issuance of the VAPE Shares.

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Section 2.4  No Conflict or Violation. Neither the execution and delivery of this Agreement by VAPE, nor the consummation by VAPE of the transactions contemplated hereby will: (i) contravene, conflict with, or violate any provision of the VAPE Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which VAPE is subject, (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which VAPE is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of VAPE’s assets, including without limitation the VAPE Shares.

Section 2.5  Litigation. There is no action, suit, proceeding or investigation (“Action”) pending or, to the knowledge of VAPE, currently threatened against VAPE or any of its affiliates, that may affect the validity of this Agreement or the right of VAPE to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the knowledge of VAPE, currently threatened against VAPE or any of its affiliates, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against VAPE or any of its affiliates. Neither VAPE nor any of its affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no Action by VAPE or any of its affiliates relating to VAPE currently pending or which VAPE or any of its affiliates intends to initiate.

Section 2.6  Compliance with Laws. VAPE has been and is in compliance with, and has not received any notice of any violation of any, applicable law, order, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC or the applicable securities laws and rules and regulations of any state.

Section 2.7  Financial Statements; SEC Filings.

A.  VAPE’s financial statements (the “Financial Statements”) contained in its periodic reports filed with the SEC have been prepared in accordance with generally accepted accounting principles applicable in the United States of America (“U.S. GAAP”) applied on a consistent basis throughout the periods indicated, except that those Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. The Financial Statements fairly present the financial condition and operating results of VAPE as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. VAPE has no material liabilities (contingent or otherwise). VAPE is not a guarantor or indemnitor of any indebtedness of any other person, entity or organization. VAPE maintains a standard system of accounting established and administered in accordance with U.S. GAAP.

B. VAPE has timely made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act (the “Public Reports”). Each of the Public Reports has complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and/or regulations promulgated thereunder. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading. There is no event, fact or circumstance that would cause any certification signed by any officer of VAPE in connection with any Public Report pursuant to the Sarbanes/Oxley Act to be untrue, inaccurate or incorrect in any respect. There is no revocation order, suspension order, injunction or other proceeding or law affecting the trading of VAPE’s Common Stock, it being acknowledged that none of VAPE’s securities are approved or listed for trading on any exchange or quotation system.

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Section 2.8  Books, Financial Records and Internal Controls. All the accounts, books, registers, ledgers, VAPE Board minutes and financial and other records of whatsoever kind of VAPE have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of VAPE. VAPE maintains a system of internal accounting controls sufficient, in the judgment of VAPE, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

Section 2.9  No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by VAPE to arise, between VAPE and any accountants and/or lawyers formerly or presently engaged by VAPE. VAPE is current with respect to fees owed to its accountants and lawyers.

Section 2.10 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of VAPE in connection with the transactions contemplated by this Agreement do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.11  No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to VAPE or its respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by VAPE but which has not been so publicly announced or disclosed. VAPE has not provided to BetterChem, or the BetterChem Shareholder, any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by VAPE but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BETTERCHEM

BetterChem represents, warrants and agrees that all of the statements in the following subsections of this Article III, pertaining to BetterChem, are true and complete as of the date hereof.

Section 3.1  Incorporation. BetterChem is a company duly incorporated, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania and, has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of BetterChem’s Articles of Incorporation or bylaws.  BetterChem has taken all actions required by law, its Articles of Incorporation or bylaws, or otherwise to authorize the execution and delivery of this Agreement.  BetterChem has full power, authority, and legal capacity and has taken all action required by law, its Articles of Incorporation or bylaws, and otherwise to consummate the transactions herein contemplated.

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Section 3.2  Capitalization of BetterChem.

A.  The authorized capital stock of BetterChem consists of one hundred_(100) shares authorized as Common Stock, no par value, of which 100 shares of Common Stock are issued and outstanding immediately prior to this Share Exchange.

B.  All of the issued and outstanding shares of Common Stock of BetterChem immediately prior to this Share Exchange are, and all shares of Common Stock of BetterChem when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws. Except with respect to securities to be issued to the BetterChem Shareholder pursuant to the terms hereof, as of the date of this Agreement, there are no outstanding or authorized options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire or receive any shares of BetterChem’s capital stock, nor are there or will there be any outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights, pre-emptive rights or rights of first refusal with respect to BetterChem or any Common Stock, or any voting trusts, proxies or other agreements, understandings or restrictions with respect to the voting of BetterChem’s capital stock. There are no registration or anti-dilution rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which BetterChem is a party or by which it is bound with respect to any equity security of any class of BetterChem. BetterChem is not a party to, and it has no knowledge of, any agreement restricting the transfer of any shares of the capital stock of BetterChem.  The issuance of all of the shares of BetterChem described in this Section 3.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of BetterChem has any right to rescind or bring any other claim against BetterChem for failure to comply with the Securities Act, or state securities laws.

C. There are no outstanding contractual obligations (contingent or otherwise) of BetterChem to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, BetterChem.

Section 3.3  Subsidiaries and Predecessor Corporations.  BetterChem does not directly or indirectly own any capital stock or other securities of, or any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity.

Section 3.4  Financial Statements. BetterChem has supplied VAPE with a copy of its general ledgers (“Ledgers”).The Ledgers are true and accurate and present fairly as of their respective dates the revenue and expenses derived from the operations of BetterChem.  As of the date of such Ledgers, BetterChem had no material liabilities or obligations (absolute or contingent).

BetterChem has duly and punctually paid all governmental fees and taxation which it has become liable to pay and has duly allowed for all taxation reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and BetterChem has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all Governmental fees and taxation.

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The books and records, financial and otherwise, of BetterChem are, in all material aspects, complete and correct and have been maintained in accordance with good business and accounting practices.

BetterChem has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 3.5  Information. The information concerning BetterChem set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.6  Material Contract Defaults. BetterChem is not, and has not received any notice or has any knowledge that any other party is, in default in any respect under any BetterChem Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a “BetterChem Material Contract” means any contract, agreement or commitment that is effective as of the Closing Date to which BetterChem is a party (i) with expected receipts or expenditures in excess of $25,000, (ii) requiring BetterChem to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $25,000 or more, including guarantees of such indebtedness, or (v) which, if breached by BetterChem in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from BetterChem or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

Section 3.7  Litigation; Labor Matters; Compliance with Laws. There is no suit, action or proceeding or investigation pending or, to the knowledge of BetterChem, threatened against or affecting BetterChem or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to BetterChem or prevent, hinder or materially delay the ability of BetterChem to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against BetterChem having, or which, insofar as reasonably could be foreseen by BetterChem, in the future could have, any such effect.

Section 3.8  No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which BetterChem is a party or to which any of its assets, properties or operations are subject.

Section 3.9  Approval of Agreement. The Board of Directors and sole shareholder of BetterChem has authorized the execution and delivery of this Agreement by BetterChem and has approved this Agreement and the transactions contemplated hereby.

Section 3.10 Valid Obligation. This Agreement and all agreements and other documents executed by BetterChem in connection herewith constitute the valid and binding obligation of BetterChem, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

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Section 3.11 Outstanding Contracts and Liabilities. BetterChem shall have no liabilities, debts, payables (contingent or otherwise), agreements or tax obligations other than those items listed in Schedule 3.11 attached to this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BETTERCHEM SHAREHOLDER

The BetterChem Shareholder hereby represents and warrants to VAPE as follows:

Section 4.1 Authority. The BetterChem Shareholder has the right, power, authority and capacity to execute and deliver this Agreement to which the BetterChem Shareholder is a party, to consummate the transactions contemplated by this Agreement to which the BetterChem Shareholder is a party, and to perform the BetterChem Shareholder’s obligations under this Agreement to which the BetterChem Shareholder is a party. This Agreement has been duly and validly authorized and approved, executed and delivered by the BetterChem Shareholder. Assuming this Agreement has been duly and validly authorized, executed and delivered by the parties thereto other than the BetterChem Shareholder, this Agreement is duly authorized, executed and delivered by the BetterChem Shareholder and constitutes the legal, valid and binding obligation of the BetterChem Shareholder, enforceable against the BetterChem Shareholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally.

Section 4.2  No Conflict. Neither the execution or delivery by the BetterChem Shareholder of this Agreement to which the BetterChem Shareholder is a party nor the consummation or performance by the BetterChem Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the organizational documents of the BetterChem Shareholder (if the BetterChem Shareholder is not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which the BetterChem Shareholder is a party or by which the properties or assets of the BetterChem Shareholder are bound; or (c) contravene, conflict with, or result in a violation of, any law or order to which the BetterChem Shareholder, or any of the properties or assets of the BetterChem Shareholder, may be subject.

Section 4.3  Litigation. There is no pending Action against the BetterChem Shareholder that involves the BetterChem Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement or the business of BetterChem and, to the knowledge of the BetterChem Shareholder, no such Action has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action.

Section 4.4  Acknowledgment. The BetterChem Shareholder understands and agrees that the VAPE Shares to be issued pursuant to this Agreement have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the VAPE Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation D promulgated thereunder or Regulation S for offers and sales of securities outside the U.S.

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Section 4.5  Stock Legends. The BetterChem Shareholder hereby agrees with VAPE as follows:

A.  Securities Act Legend. The certificates evidencing the VAPE Shares issued to the BetterChem Shareholder will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (3) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED.

B.  Other Legends. The certificates representing such VAPE Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable law, including, without limitation, any U.S. state corporate and state securities law, or contract.

C.  Opinion. The BetterChem Shareholder shall not transfer any or all of the VAPE Shares pursuant to Rule 144, under the Securities Act, Regulation S or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of the VAPE Shares, without first providing VAPE with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the VAPE) to the effect that such transfer will be made in compliance with Rule 144, under the Securities Act, Regulation S or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

Section 4.6 Liquidity. The BetterChem Shareholder has adequate means of providing for current needs and contingencies, have no need for liquidity in the investment, and is able to bear the economic risk of an investment in the VAPE Shares and a complete loss in their investment.

Section 4.7 Own Account. The BetterChem Shareholder is acquiring the VAPE Shares solely for their own accounts as principal, for investment purposes only, and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such VAPE Shares.

Section 4.8  Ownership of Shares. The BetterChem Shareholder is both the record and beneficial owner of the BetterChem Shares. The BetterChem Shareholder is not the record or beneficial owner of any other shares of BetterChem. The BetterChem Shareholder has and shall transfer at the Closing, good and marketable title to the BetterChem Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever, excepting only restrictions on future transfers imposed by applicable law.

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Section 4.9  Pre-emptive Rights. At Closing, no BetterChem Shareholder has any pre-emptive rights or any other rights to acquire any shares of BetterChem that have not been waived or exercised.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1 Best Efforts.  Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Share Exchange and the other transactions contemplated by this Agreement.  BetterChem, the BetterChem Shareholder and VAPE shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Share Exchange.

Section 5.2 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that VAPE agrees to reimburse the outside counsel expense of Mark Scialdone incurred in connection with restructuring of BetterChem and this Agreement in an amount not to exceed $5,500.

Section 5.3 Tax Consequences. The parties hereto intend that the Share Exchange shall be treated and reported as a “reorganization” within the meaning of Section 368(a)(1)(B) of the Code (and any comparable provisions of any applicable state or local tax laws). No party shall take any position for income tax purposes inconsistent with such characterization unless otherwise required by applicable Law.

Section 5.4 Employment Agreement. For purposes of clarity and the avoidance of doubt, the definition of “BetterChem” in the Employment Agreement between VAPE and Mark Scialdone dated May 1, 2015 shall be deemed include BetterChem and any predecessors in interest to BetterChem, collectively.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF BETTERCHEM AND THE BETTERCHEM SHAREHOLDER

The obligations of BetterChem and the BetterChem Shareholder to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by BetterChem and the BetterChem Shareholder at their sole discretion:

Section 6.1  Representations and Warranties of VAPE. All representations and warranties made by VAPE in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 6.2  Agreements and Covenants. VAPE shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 6.3  Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

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Section 6.4  Other Closing Documents. BetterChem shall have received such certificates, instruments and documents in confirmation of the representations and warranties of VAPE, VAPE’s performance of its obligations hereunder, and/or in furtherance of the transactions contemplated by this Agreement as the BetterChem Shareholder and/or their respective counsel may reasonably request.

Section 6.5  Documents. VAPE must have caused the following documents to be delivered to BetterChem and the BetterChem Shareholder:

A.  an instruction letter signed by a VAPE officer addressed to VAPE’s transfer agent of record, in a form reasonably acceptable to BetterChem and the BetterChem Shareholder and consistent with the terms of this Agreement, instructing the transfer agent to issue stock certificates representing the VAPE Shares to be registered in the name of the BetterChem Shareholder;

B. this Agreement duly executed; and

C.   such other documents as BetterChem may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of VAPE, (B) evidencing the performance of, or compliance by VAPE with any covenant or obligation required to be performed or complied with by VAPE, (C) evidencing the satisfaction of any condition referred to in this Article VI, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 6.6  Share Certificate: BetterChem must have delivered to the BetterChem Shareholder a share certificate evidencing BetterChem Shareholder’s ownership of 20 shares of BetterChem common stock as of the Closing.

Section 6.7 No Material Adverse Effect.  There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to VAPE.

ARTICLE VII

CONDITIONS TO OBLIGATIONS OF VAPE

The obligations of VAPE to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by VAPE in its sole discretion:

Section 7.1  Representations and Warranties of BetterChem and the BetterChem Shareholder. All representations and warranties made by BetterChem and the BetterChem Shareholder on behalf of themselves individually in this Agreement shall be true and correct on and as of the Closing Date except insofar as the representation and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 7.2  Agreements and Covenants. BetterChem and the BetterChem Shareholder shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

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Section 7.3  Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 7.4  No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of BetterChem shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 7.5  Other Closing Documents. VAPE shall have received such certificates, instruments and documents in confirmation of the representations and warranties of BetterChem and the BetterChem Shareholder, the performance of BetterChem and the BetterChem Shareholder’ respective obligations hereunder and/or in furtherance of the transactions contemplated by this Agreement as VAPE or its counsel may reasonably request.

Section 7.6  Documents. BetterChem and the BetterChem Shareholder must deliver to VAPE at the Closing:

A. share certificates evidencing the BetterChem Shares, along with executed share transfer forms transferring such BetterChem Shares to VAPE;

B. this Agreement to which the BetterChem and the BetterChem Shareholder is a party, duly executed;

C. a duly executed copy of the Intellectual Property Rights Transfer Agreement; and

D. such other documents as VAPE may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of the BetterChem and the BetterChem Shareholder , (B) evidencing the performance of, or compliance by BetterChem and the BetterChem Shareholder with, any covenant or obligation required to be performed or complied with by BetterChem and the BetterChem Shareholder, as the case may be, (C) evidencing the satisfaction of any condition referred to in this Article VI, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 7.7  No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person, any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the BetterChem Shares, or any other stock, voting, equity, or ownership interest in, BetterChem, or (b) is entitled to all or any portion of the VAPE Shares.

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ARTICLE VIII

INDEMNIFICATION

Section 8.1 Survival of Provisions. Notwithstanding any provision in this Agreement to the contrary, all representations and warranties made by the Parties, shall survive for 18 months after the Closing, and thereafter will terminate, together with any associated right of indemnification pursuant to Section 8.2.

Section 8.2  Indemnification. Subject to the provisions of this Section 8, the Parties agree to indemnify, hold harmless, and defend the other, and its officers, directors, and agents against any damages, liabilities, costs, claims, proceedings, investigations, penalties, judgments, deficiencies, including taxes, expenses (including, but not limited to, any and all interest, penalties, and expenses whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) and losses (each, a “Claim” and collectively, “Claims”) to which the other Party may become subject arising out of or based on any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by a Party in this Agreement.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1  Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 9.2  Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.3  Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 9.4  Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested)or facsimile to the parties at the following addresses:

If to BetterChem or the BetterChem Shareholder, to:

BetterChem Consulting, Inc.

Attn: Mark Scialdone

77 Allsmeer Drive

West Grove, PA 19390

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If to VAPE, to:

VAPE Holdings, Inc.

Attn: Kyle Tracey, CEO

21822 Lassen Street, Suite A

Chatsworth, CA 91311

Tel: (877) VAPE-959

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.4 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 9.4.

Section 9.5  Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.6  Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.7  Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.8  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

Section 9.9  Governing Law; Attorneys’ Fees. This agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California, without giving effect to the rules of conflicts of law. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement or any of the other transaction documents, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees, deposition costs, and expenses paid by such prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses.

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Section 9.10  Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.11  Amendments and Waivers. Except as otherwise provided herein, no amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BetterChem Consulting, Inc.

/s/ Mark Scialdone

Name: Mark Scialdone

Title: President

BetterChem SHAREHOLDER

/s/ Mark Scialdone

Mark Scialdone

77 Allsmeer Road

West Grove, PA 19390

VAPE HOLDINGS, INC.

/s/ Kyle Tracey

Name: Kyle Tracey

Title: CEO

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SCHEDULE 1

SHARE EXCHANGE

1.	At Closing, Mark Scialdone shall transfer ___80____ shares of BetterChem representing 80% of the issued and outstanding shares of BetterChem to VAPE in exchange for 250,000 shares of restricted common stock of VAPE.

2.	Due to the uncertain nature of the valuation of BetterChem, a privately held consulting business, the parties have agreed that Mark Scialdone shall have a nonassignable contingent contractual right to receive additional common stock of VAPE contingent on the future gross revenues of BetterChem as follows:

a.	On the one year anniversary of the Closing, Mark Scialdone shall be entitled to an additional 75,000 shares of VAPE common stock if BetterChem has generated at least $100,000 in gross revenues beginning on the Closing Date up to the one year anniversary of the Closing Date. The additional stock issuance will be calculated on a pro rata basis (i.e. If BetterChem only generates $50,000 in gross revenues in the first year then Mark Scialdone will be entitled to only 37,500 shares of VAPE).

b.	On the two year anniversary of the Closing, Mark Scialdone shall be entitled to an additional 75,000 shares of VAPE common stock if BetterChem has generated at least $100,000 in gross revenues beginning on the one year anniversary of the Closing up to the two year anniversary of the Closing Date. The additional stock issuance will be calculated on a pro rata basis (i.e. If BetterChem only generates $50,000 in gross revenues in the second year then Mark Scialdone will be entitled to only 37,500 shares of VAPE).

3.	In the event of a change in control of BetterChem or a sale of all or substantially all of the assets of the BetterChem during the two year period, the additional 150,000 shares of VAPE stock set forth in Section 2 shall automatically vest and be payable in full to Mark Scialdone. and any salary compensation due Mark Scialdone under the 2 year term of his employment agreement with Company dated May 1, 2015, or extensions of that Employment Agreement which the parties may thereafter execute, shall be accelerated and shall be due and payable full within 30 days of the event of change in control of BetterChem.

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SCHEDULE 2

EXCLUSION OF RIGHTS

None.

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SCHEDULE 3

INTELLECTUAL PROPERTY RIGHTS TRANSFER AGREEMENT

[See Exhibit 10.2]

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SCHEDULE 3.11

OUTSTANDING CONTRACTS AND LIABILITIES OF BETTERCHEM

Catmint Consulting Contract

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